EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-74516) pertaining to the 2001 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan of First Physicians Capital Group, Inc., of our report dated April 4, 2014, with respect to the consolidated financial statements of First Physicians Capital Group, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2013.

/s/ Whitley Penn LLP

Dallas, Texas

April 4, 2014